EXHIBIT 99.1

NEWS RELEASE

ZOMAX ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

MINNEAPOLIS, MN, June 15, 2005—Zomax Incorporated (Nasdaq: ZOMX), today announced that Chief Financial Officer, Robert Rueckl, will resign from his position effective August 12, 2005 to pursue a new career opportunity. Mr. Rueckl plans to sign the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

Anthony Angelini, Chief Executive Officer, commented, “We appreciate Rob’s many contributions to Zomax since joining the Company in 2002 and his professionalism in planning a smooth transition of his responsibilities. All of us at Zomax join me in wishing Rob every success in his future endeavors.  As a Company, we continue to make progress towards achieving our 2005 goals and the search for a new CFO is well underway.”

About Zomax:

Zomax helps companies more efficiently bring their products and content to market worldwide. Zomax’ solutions enhance the process of sourcing, production, and fulfillment through a modular suite of supply chain services. These services include “front-end” customer contact and e-commerce services, material management, CD/DVD production, assembly and kitting services, JIT physical and electronic fulfillment and returns management. Founded in 1993, Zomax operates 11 facilities across the United States, Canada, Mexico and Ireland. The Company’s Common Stock is traded on the NASDAQ Stock Market under the symbol “ZOMX”. For more information on Zomax, visit www.zomax.com or call (866) 553-9393.

Company Contacts:	Investor/Media Contact:
Anthony Angelini	Douglas Sherk/Jennifer Beugelmans
President and CEO	CEO/Senior Vice President
Zomax Incorporated	EVC Group, Inc.
(763) 553-9300	(415) 896-6820